Exhibit 10.8

English Summary

Lease Agreement

This Lease Agreement (hereinafter referred to as the “Lease”) is entered into on June 28, 2019 by and between:

The Landlord: Ludewig-Wasserbau- und Werft-GmbH, a German private limited liability company with a registered address at Am Strande 7, 18055, Rostock, Germany

And

The Lessee: Centogene AG (the “Company” or the “Lessee”), a company incorporated in accordance with the laws of the Federal Republic of Germany with a registered address at Am Strande 7, 18055 Rostock, Germany.

1.              Subject Matter of the Lease

Tenancy of office and laboratory spaces located in Rostock, Germany. The Landlord has acquired from the Company the land on which the rental property is located with all essential components and all accessories as well as buildings and facilities pursuant to a separate property sale agreement dated June 28, 2019 (the “Property Sale Agreement”).

2.              Condition of the Lease

The construction of the rental property was publicly funded by the State Development Institute of Mecklenburg-Western Pomerania (Landesförderinstitut Mecklenburg-Vorpommern). Subsidies were granted subject to the Company committing to safeguard 115 and create 73 new employment positions and in order to promote the sale of its products and services throughout Germany and beyond.

3.              Term of the Lease

The term of the Lease is twelve years. The Company has the option to extend the term twice for periods of six years each by written notice to the Landlord at least twelve months prior to the expiration of the Lease.

4.              Premises Covered by the Lease

The rental property includes an office and laboratory building and comprises an area of ca. 4.480 m2. The plots on which the building is situated are registered in the land registry of Rostock, Germany as parcels 1424/89, 1424/87, 1425/48, 1433/1, 2/4 and 2/5. The rental property is leased without inventory, in particular without the laboratory equipment owned by the Company.

5.              Rent

The Company shall pay an annual rent of €1,400,000.00 plus any applicable value added tax, payable in monthly instalments. The Lessee shall also pay a security deposit of €3,000,000.00 at least sixty days after signing the lease or provide the landlord with a rental guarantee in an amount of €3,000,000.00.

6.              Maintenance Costs

In addition to the rent, the Company shall bear all operating and ancillary costs and be responsible for the maintenance of the office and laboratory building with the exception of the roof.